Exhibit 23.1

Consent Of Independent Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Consolidated Pictures Corp. pertaining to the Consulting Agreement and the Legal Services Agreement of our report dated March 27, 2004, with respect to the financial statements of Consolidated Pictures Corp. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Michael F. Cronin

Rochester, New York

November 12, 2004